Exhibit 21


                       List of Registrant's Subsidiaries


1.       Hibbett Team Sales, Inc.
         (incorporated under the Alabama Business Corporation Act)

2.       Sports Wholesale, Inc.
         (incorporated under the Alabama Business Corporation Act)